                                                                   Exhibit 10.14


                               AMENDMENT NO. 1

      THIS AMENDMENT is made as of the eighteenth day of March, 2002, between GENERAL ELECTRIC CAPITAL CORPORATION, together with its successors and assigns, if any, and TXU COMMUNICATIONS VENTURES COMPANY in connection with SCHEDULE NUMBER 001 of that certain MASTER LEASE AGREEMENT, dated or dated as of FEBRUARY 25, 2002 ("AGREEMENT"). The terms of this Amendment are hereby incorporated into the Agreement is though fully set forth therein. The Agreement is hereby amended as follows:

      Amend the following dates:

      Section B. Financial Terms:

      Subsection 5. Basic Term Commencement Date is April 1, 2002

      Subsection 7. Last Delivery Date is April 1, 2002

      Subsection 10. Interim Rent shall be due on March 31, 2002

      Subsection 11. Unadjusted Basic Term Rent Commencing on April 1, 2002

      Subsection 18. Secondary Term Rent Commencing on October 1, 2004

TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT EXCEPT AS EXPRESSLY AMENDED HEREBY. THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment by signature of their respective authorized representative set forth below.

LESSOR:                               LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION  TXU COMMUNICATIONS VENTURES COMPANY

BY: /s/ William S. Anderson          By: /s/ Leslie Nolen
    ---------------------------           -------------------------------

Name: William Anderson               Name: Leslie Nolen

Title: Risk Analyst                   Title: VICE PRESIDENT-FINANCE AND
                                             ADMINISTRATION

                               EQUIPMENT SCHEDULE
                         (Fixed To Float One Month CPR)
                                 SCHEDULE NO. 001
                               DATED THIS 3/18/02
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF FEBRUARY 25, 2002

LESSOR & MAILING ADDRESS:               LESSEE & MAILING ADDRESS:
GENERAL ELECTRIC CAPITAL CORPORATION    TXU COMMUNICATIONS VENTURES COMPANY
16479 DALLAS PARKWAY #300               300 DECKER DRIVE
ADDISON, TX 75001-2512                  IRVING, TX 75062

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

 NUMBER   CAPITALIZED
OF UNITS  LESSORS COST  MANUFACTURER  SERIAL NUMBER      MODEL AND TYPE OF EQUIPMENT
------------------------------------------------------------------------------------------
   1      $869.118.88                                    Furniture, Fixtures, Equipment
                                                         and Telecommunications Equipment
                                                         at TXU Communications Ventures
                                                         Company's Headquarters at: 300
                                                         Decker Dr., Irving, Texas 75062
                                                         per the attached Exhibit A.

Equipment immediately listed above is located at: 300 Decker Drive, Irving, Dallas County, TX 75062

B.    FINANCIAL TERMS

1.      Advance Rent (if any):                              NOT APPLICABLE   5.    Basic Term Commencement Date:   April 1, 2002

2.      Capitalized Lessor's Cost:                          $869.118.88      6.    Lessee Federal Tax ID No.:      752893917

3.      Basic Term (No. of Months):                         30 MONTHS        7.    Last Delivery Date:             April 1, 2002

4.      Basic Term Lease Rate Factor and Rental Number      0.01841928       8.    Daily Lease Rate Factor:        0.00061398

9. First Termination Date: TWENTY-FOUR (24) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on March 31, 2002.

11. Unadjusted Basic Term Rent. Commencing on April 1, 2002 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Unadjusted Basic Term Rent") as adjusted pursuant to Section B(15) below, the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

12.   Base Index Rate: 1.74

13. Index Rate: A variable per annum interest rate ("Current Index") which, except for purposes of Section 17 hereof, shall be equal to a per annum interest rate as stated in the Federal Reserve Statistical Release H. 15
      (519) for 1-Month Commercial Paper under the column indicating an average monthly rate. The Current Index shall be the average monthly rate for the second calendar month preceding the calendar month in which the applicable Adjustment Period commences. For purposes of Section 17 hereof, "Current Index" shall be a per annum interest rate as stated in the Federal Reserve Statistical Release H. 15 (519) for U.S. Government Securities, Treasury Constant Maturities for a term that most closely approximates the remainder of the Basic Term as of the Rent Payment Date on which the first installment of fixed Rent calculated under Section 17 shall become due. If, for any reason whatsoever, the Current Index is not published, the Current Index, except for purposes of Section 179 hereof, shall instead be equal to the latest commercial paper rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000, as indicated in the "MONEY RATES" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the rental payment being adjusted is due and payable and for purposes of Section 17 hereof, shall be equal to the simple average of all asked yields for Government Bonds and Notes with scheduled maturities that most closely approximates the remainder of the Basic Term as of the Rent Payment Date on which the first installment of fixed Rent calculated under Section 17 shall become due as indicated in the "Treasury Bonds, Notes & Bills" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the rental payment being adjusted is due and payable.

14. Adjustment Period: Shall mean a monthly period, the first of which shall commence on, and include, the third monthly anniversary of the Basic Term Commencement Date and continue to, but not include, the same date of the next succeeding calendar month. Each subsequent Adjustment Period shall commence on, and include, the date immediately following the expiration of the prior Adjustment Period and continue to, but not include, the same date of the next succeeding calendar month. If Lessee exercises its option pursuant to Section 17 hereof, "Adjustment Period" as used in Section 17 shall also mean the remainder of the Basic Term.

15. Calculation of the Unadjusted Basic Term Rent: The calculation of the Unadjusted Basic Term Rent (as defined below) is based on an assumption that the Index Rate in effect from time to time throughout the Basic Term would be equal to the Base Index Rate.

16. Adjustment for the Basic Term: From the Basic Term Commencement Date through and including June 1, 2002 (that date and the same date of each subsequent calendar month being a "Conversion Date"), Lessee shall pay as rent the Unadjusted Basic Term Rent (as defined above). From each Conversion Date through and including each date of payment, the Unadjusted Basic Term Rent (as defined below) shall be adjusted once each calendar month beginning with the Conversion Date applicable to that calendar month, and such adjustment shall be effective during the adjustment period ("Adjustment Period") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the Conversion Date and shall continue through the same day of the next succeeding calendar month. The adjustment to the Unadjusted Basic Term Rent ("Adjustment Amount") shall be calculated by multiplying the respective Basis Point increase or decrease (rounded up to the nearest whole number of a basis point, when necessary) between the Base Index Rate and the Index Rate for each Adjustment Period by the applicable adjustment factor set forth on Exhibit I attached hereto and multiplying the product by a fraction equal to the Capitalized Lessor's Cost divided by one million. The resulting Adjustment Amount shall then be added or subtracted, as the case may be, to the Unadjusted Basic Term Rent.

17. Option to Fix Variable Rent. At any time from and after the first Adjustment Period, Lessee may, upon the giving of written notice to Lessor, deliver notice of Lessee's intention to elect to fix the monthly Rent for the remainder of the Basic Term. Within ten (10) days after its receipt of such notice, Lessor shall provide Lessee with a proposed Amendment to this Schedule that adjusts each percentage used to calculate the amount of the Purchase Option and Cancellation Option, respectively. If Lessee returns to Lessor a properly executed original of the Amendment, monthly Rent shall be fixed for the remainder of the Basic Term, commencing on the first Rent Payment Date occurring 30 days after Lessor's receipt of the executed Amendment. The fixed Rent shall be calculated by multiplying the respective basis point increase or decrease (rounded up to the nearest whole number of a basis point, when necessary) between the Current Index and the Base Index for each Adjustment Period times (ii) the applicable adjustment factor set forth in the attached table, times (iii) a fraction in respect of which the Capitalized Lessor's Cost is the numerator and one million is the denominator and the resulting amount shall then be added or subtracted, as the case may be, to the Fixed Rent.

18. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on October 1, 2004 (the "Secondary Term Commencement Date") and on the same day of each month thereafter (each, a "Rent Payment Date") for 30 months (the "Secondary Term"), Lessee shall pay as rent ("Secondary Term Rent") the product of 0.01841928 (the "Secondary Term Lease Rate Factor") times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C.    TAX BENEFITS       Depreciation Deductions:

1. Depreciation method is the -200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

2.    Recovery Period: 5 YEARS.

3.    Basis: 100% of Capitalized Lessors Cost.

D.    PROPERTY TAX

      APPLICABLE TO EQUIPMENT LOCATED IN IRVING, TX: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS TXU COMMUNICATIONS VENTURES COMPANY (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT. LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

              Termination       Stipulated
Rental           Value          Loss Value
Basic          Percentage       Percentage
   1              105.411          105.671
   2              103.974          104.503
   3              102.530          103.327
   4              101.078          102.145
   5               99.619          100.955
   6               98.154           99.759
   7               96.682           98.555
   8               95.202           97.345
   9               93.716           96.128
  10               92.223           94.903
  11               90.722           93.672
  12               89.215           92.433
  13               87.701           91.188
  14               86.178           89.934
  15               84.646           88.672
  16               83.106           87.400
  17               81.556           86.119
  18               79.999           84.831
  19               78.434           83.535
  20               76.859           82.229
  21               75.278           80.917
  22               73.688           79.596
  23               72.088           78.265
  24               70.482           76.928
  25               68.869           75.583
  26               67.249           74.233
  27               65.623           72.875
  28               63.990           71.511
  29               62.351           70.141
  30               60.704           68.764
  31               59.052           67.380
  32               57.392           65.989
  33               55.726           64.592
  34               54.053           63.188
  35               52.373           61.777
  36               50.686           60.359
  37               48.992           58.934
  38               47.293           57.504
  39               45.589           56.069
  40               43.880           54.629
  41               42.166           53.183
  42               40.444           51.731
  43               38.717           50.273
  44               36.985           48.810
  45               35.246           47.340
  46               33.502           45.864
  47               31.752           44.383
  48               29.995           42.895
  49               26.231           41.400
  50               26.461           39.899
  51               24.686           38.393
  52               22.906           36.882
  53               21.120           35.366
  54               19.328           33.842
  55               17.529           32.312
  56               15.725           30.777
  57               13.914           29.235
  58               12.098           27.688
  59               10.276           26.135
  60                8.446           24.574

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

            b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

      2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

            The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

      3.    BILL OF SALE

            Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

            Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

            Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

      4.    ACCEPTANCE

            Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

            Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

      5.    EQUIPMENT SPECIFIC PROVISIONS

            RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

                  (a) at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination: (i) ensure Equipment has been maintained, and is operating, within manufacturer's specifications; and; (ii) cause manufacturer's representative or other qualified maintenance provider, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and provide a full inspection report to Lessor, and that there shall be no missing screws, bolts, fasteners, etc.; the furniture will be free from all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners, and locks will be in good working condition to include keys; and there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves; (iii) if during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy them per the Lease Agreement and provide a follow-up inspection to verify the Equipment meets the return provisions.

                  (b) Upon lease termination, Lessee shall (i) have the manufacturer's representative or other person acceptable to Lessor de-install all Equipment including all wire, cable, and mounting hardware; (ii) if applicable, ensure all necessary permits and labor are obtained to deliver the Equipment; (iii) the Equipment shall be packed properly and in accordance to the manufacturer's recommendations; (iv) the Lessee shall provide for the transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) at Lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's business operations, or (2) Lessee shall provide free safe storage for the Equipment for a period not to exceed sixty (60) days from the Lease expiration.

                  (c) Lessee shall no later than ninety (90) days prior to the expiration or other termination of the Lease provide:

                        (i) a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all internal circuit boards, module boards, and software features;

                        (ii) a complete and current set of all manuals, equipment configuration, setup and operation diagrams, maintenance records and other data that may be reasonably requested by Lessor concerning the configuration and operation of the Equipment; and

                        (iii) a certification of the manufacturer or of a maintenance provider acceptable to Lessor that the Equipment (1) has been tested and is operating in accordance with manufacturers specifications (together with a report detailing the condition of the Equipment), the results of such test(s) and inspection(s) and all repairs that were performed as a result of such test(s) and inspection(s) and (2) that the Equipment qualifies for the manufacturers used equipment maintenance program.

                  (d) Upon the request of Lessor, Lessee shall, no later than sixty (60) days prior to the expiration or other termination of the Lease, make the Equipment available for on-site operational inspection by persons designated by the Lessor who shall be duly qualified to inspect the Equipment in its operational environment.

                  (e) All Equipment shall be cleaned and treated with respect to rust, corrosion and appearance in accordance with manufacturers recommendations and consistent with the best practices of dealers in used equipment similar to the Equipment; shall have no Lessee installed markings or labels which are not necessary for the operation, maintenance or repair of the Equipment; and shall be in compliance with all applicable governmental laws, rules and regulations.

                  (f) Without limitation, all internal fluids will either be drained and disposed of or filled and secured in accordance with manufacturers recommendations and applicable governmental laws, rules and regulations.

            The MAINTENANCE Section of the Lease is amended by adding the following as the third sentence in subsection (a):

                  Lessee agrees that upon return of the Equipment, it will
            comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

                  Each reference contained in this Agreement to:

                  (a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

                  (b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                  (c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

                  (d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

                  (e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

                  (f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response. Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
                  Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control
                  Act (15 U.S.C. Section 2601 et seq.), the Federal
                  Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

                  (g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

                  (h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

            Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

      The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by lessor, its successors and assigns.

      6.    LEASE TERM OPTIONS

            END OF BASIC TERM OPTIONS

            At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

            (1) EXTENSION OPTION. Lessee may extend the Lease beyond the Basic Term Expiration Date with respect to all (but not less than all) of the Equipment covered by this Schedule through the Secondary Term set forth in this Schedule and Lessee shall pay Secondary Term Rent as set forth in this Schedule.

            (2) PURCHASE OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the greater of (A) FIFTY-NINE AND 052/1000 percent (59.052%) of the Capitalized Lessor's Cost (plus all applicable sales taxes) or (B) the then Fair Market Value (as such term is defined in the PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment (plus all applicable sales taxes); provided that, Lessee shall concurrently exercise its Purchase Option under account number 4130883-001. On the Basic Term Expiration Date, Lessor shall receive in cash the full purchase price (plus all applicable sales taxes) together with any rent or other sums then due under the Lease on such date. Lessee shall be deemed to have waived its purchase option if it fails to (a) timely provide Lessor with the required written notice of its election to exercise the same or (b) provide Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal).

                                                            Initial: /s/ LN

                  (a) If Lessee exercises its Purchase Option with respect to the Equipment leased hereunder, then on the Basic Term Expiration Date, and provided that no default has occurred and is continuing Under the Lease or any other agreement between Lessee and Lessor. Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Basic Term Expiration Date and Lessee shall purchase the Equipment and pay the greater of
                  (A) FIFTY-NINE AND 052/1000 percent (59.052%) of the Capitalized Lessor's Cost (plus all applicable sales taxes) or
                  (B) the then Fair Market Value of the Equipment (plus all applicable sales taxes) by either:

                        (i) financing the applicable Purchase Option plus all applicable sales taxes (collectively, the "Amount Financed") with Lessor at the fixed rate per annum simple interest set out below, payable in the number of installments set out below and on the terms set out in subsection (c) below:

                        Number of Payments: 30 scheduled monthly installments, payable in arrears

                        Fixed, per annum simple interest rate: SEVEN AND 88/100 percent (7.88%) (the "Purchase Option Financing Rate"), or

                        (ii) paying cash to Lessor equal to the Amount Financed plus a prepayment premium equal to one percent (1%) of Purchase Option price.

                  (b) If Lessee elects to purchase the Equipment by financing the Amount Financed, THE AMOUNT FINANCED SHALL BE PAID TO LESSOR. TOGETHER WITH INTEREST THEREON AT THE PURCHASE OPTION FINANCING RATE SET FORTH ABOVE IN CONSECUTIVE EQUAL MONTHLY INSTALLMENTS OF PRINCIPAL AND INTEREST, EXCEPT THAT THE FINAL INSTALLMENT SHALL BE EQUAL TO THE TOTAL OUTSTANDING PRINCIPAL AND INTEREST THEN DUE AND UNPAID. The first such installment shall be due exactly one (1) month from the Purchase Option date and such installments shall continue on the same day of each month thereafter. All payments shall be applied first to interest and then to principal. The acceptance by Lessor of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lessor's right to receive payment in full at such time or at any subsequent time. Interest shall be calculated on the basis of a three hundred sixty (360) day year. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that notwithstanding anything to the contrary contained herein, in no event shall any provision contained herein require or permit interest in excess of the maximum amount permitted by applicable law to be paid. If necessary to give effect to these provisions, Lessor will, at its option, in accordance with applicable law, either refund any amount to Lessee to the extent that it was in excess of that allowed by applicable law or credit such excess amount against the then unpaid principal.

                  (c) SECURITY AGREEMENT.

                  In the event Lessee exercises its Purchase Option and elects to purchase the Equipment by financing the Purchase Option price, then:

                        (i) To secure payment of the Amount Financed and the interest thereon and any penalties, charges or attorneys' fees arising or incurred following default hereunder and to secure any and all other obligations of the Lessee to the Lessor, whether existing on or arising after the date of Lessee's exercise of its Purchase Option, Lessee hereby grants, assigns, transfers, pledges, conveys and mortgages to Lessor all of Lessee's interest in and to the Equipment and all attachments, accessions and additions thereto, substitutions and accessories therefor and replacements and proceeds (including insurance proceeds) thereof (all of which are referred to herein as the "Collateral") including Collateral added or arising after the Purchase Option date. The terms "Lessor" and "Lessee" have been used in this FAIR MARKET VALUE PURCHASE OPTION Section ("this Section") for consistency of reference. However, upon exercise of its Purchase Option, Lessee shall be a "debtor" and Lessor a "secured party" as those terms are used under the Uniform Commercial Code. This Agreement and the Schedule shall continue to be referred to as the "Lease".

                        (ii) All provisions of this Lease shall survive and continue to remain in full force and effect until all indebtedness secured hereby is paid in full except the following Sections of the Lease: (i) TERM, RENT AND PAYMENT; (ii) RENT ADJUSTMENT; (iii) EARLY TERMINATION, and (iv) PURCHASE OPTION.

                        (iii) Except for the security interest granted under this Section, LESSEE WARRANTS THAT THE COLLATERAL WILL REMAIN FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF EVERY KIND, NATURE AND DESCRIPTION AND THAT LESSEE SHALL REMAIN THE SOLE AND LAWFUL OWNER AND IN POSSESSION OF THE COLLATERAL UNTIL ALL OBLIGATIONS OF LESSEE TO LESSOR HEREUNDER HAVE BEEN FULLY PERFORMED. Lessee will warrant and defend the Collateral against all claims by all persons.

                        (iv) The STIPULATED LOSS VALUE Section subsection (i) of this Agreement is amended in its entirety to read: "the portion of the principal balance outstanding as of the Payment Date that is attributable to the affected unit based upon the Capitalized Lessor's Cost of such unit relative to the Capitalized Lessor's Cost of all the units of Equipment, plus all interest accrued on such portion as of the Payment Date.

                        (v) Upon request of Lessor from time to time, Lessee shall do everything necessary or expedient to preserve and perfect the security interest granted herein and its priority, including without limitation obtaining and delivering to Lessor, if applicable: (A) a certificate of title showing the lien of Lessor with respect to the Collateral and/or (B) landlord and mortgagee waivers satisfactory to Lessor. Lessor is hereby granted power to sign Lessee's name and on behalf of Lessee to execute and file applications for title, transfer of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. To the extent allowed by applicable law, Lessee waives all homestead and other property exemption laws. On and after Lessee's exercise of its Purchase Option, Lessor may at any reasonable time examine the books and records of the Lessee and make copies thereof..

                        (vi) Lessee acknowledges receipt of a true copy of the Lease, and waives acceptance hereof.

                        (vii) If any installment or other amount due under this
                        Section is not paid within ten (10) days after its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of said installment, but not exceeding the maximum lawful charges. If (A) Lessee fails to make payment of any amount due pursuant to this Section within ten (10) days after the same becomes due and payable; or (B) Lessee is in default under, or fails to perform under any other term or condition contained in the Lease, then the entire principal sum remaining unpaid under this Section, together with all accrued interest thereon and any other sum payable under this Lease, at the election of Lessor, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment). Lessee may prepay in full (but not in part) its entire indebtedness under this Section, at any time upon the payment of all amounts due and a prepayment premium equal to one percent (1%) of the original Amount Financed.

                        (viii) The provisions of this Section shall survive any termination of the Lease caused by Lessee's exercise of its Purchase Option. Lessor and any assignee of Lessor may assign its rights and interests, in whole or in part, under this Section.

            (3) CANCELLATION OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date (the "Notice Date"), Lessee may cancel the Agreement (the "Cancellation Option") with respect to all (but not less than all) of the Equipment on this Schedule: provided that, Lessee shall concurrently exercise its Cancellation Option under Schedule 002 hereof and its Termination Option under account number 4130883-001. If all of the terms and conditions of this Section are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same.

                                                            Initial: /s/ LN

                  (a) Prior to the Basic Term Expiration Date, Lessee shall

                        (i) pay to Lessor, as additional rent, FORTY-FOUR AND 43/100 percent (44.43%) of the Capitalized Lessor's Cost of the Equipment, plus all rent and all other sums due and unpaid as of the Basic Term Expiration Date (including, but not limited to, any rent payment due and payable on the Basic Term Expiration Date and any sales taxes and property taxes); and

                        (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to such Basic Term Expiration Date.

                  (b) From the applicable Notice Date through the Basic Term Expiration Date, Lessee shall:

                        (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

                        (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Basic Term Expiration Date.

                  (c) Lessee shall, from the Basic Term Expiration Date through the earlier of the date the Equipment is sold by Lessor to a third party or thirty (30) days following the Basic Term Expiration Date, comply with the following terms and conditions:

                        (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

                        (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

                  (d) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in nor any claim upon any of such proceeds.

      END OF SECONDARY TERM OPTIONS

            The PURCHASE OPTION Section subsection (a) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

            (a) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Secondary Term upon at least one hundred eighty (180) days but not more than two hundred seventy (270) days written notice to Lessor prior to the end of the Secondary Term, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

H.  PAYMENT AUTHORIZATION

    You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

COMPANY NAME                                ADDRESS             AMOUNT
------------                                -------             ------
TXU Communications Ventures Company     300 Decker Dr.        $869,118.88
                                        Irving, TX 75062

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

  IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                      LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION         TXU COMMUNICATIONS VENTURES COMPANY

By: /s/ William S. Anderson                  By: /s/ Leslie Nolen
    --------------------------------             -------------------------------

Name: WILLIAM S. ANDERSON                    Name: LESLIE NOLEN

Title: RISK ANALYST                          Title: VICE PRESIDENT-FINANCE AND
                                                    ADMINISTRATION

                                   Exhibit A
                                       to
                           Equipment Schedule No. 001
                                     dated
                                 March 18, 2002

                                                  Invoice
              Vendor                  Invoice #    Date       Amount
------------------------------------  ----------  -------  ------------
ADI                                    BPN04401   6/28/01  $  34,412.66
ADI                                    BPN04407   7/11/01  $     160.55
ADI                                    BPN04408   7/11/01  $   1,660.50
ADI                                    CBV41801   7/11/01  $     398.28
ADI                                    CNX19801    8/1/01  $     189.98
ADI                                    DLR29502   9/11/01  $      40.54
ADI                                    DLR29503   9/11/01  $     432.35
ADI                                    DLR29504   9/11/01  $      19.00
ADI                                    DLR29505   9/27/01  $       5.79

Naman, Howell, Smith & Lee              168799             $   3,115.00
Naman, Howell, Smith & Lee              169964             $     698.75

Aspect Communications                   570899    6/27/01  $ 251,847.31
Aspect Communications                    80827    7/20/01  $   4,942.51
Aspect Communications                   572391     8/2/01  $   1,170.91
Aspect Communications                   572390     8/2/01  $   2,556.51
Aspect Communications                   572389     8/2/01  $   4,104.49
Aspect Communications                  50002798   8/31/01  $  12,724.79

TXU Energy Trading                       1000     8/15/01  $  71,652.00

Global Computer Supplies               31148357   9/21/01  $   1,147.27
Global Computer Supplies               31148264   9/21/01  $     502.04

Graybar Electric Company, Inc.        1360479163  6/22/01  $     273.56
Graybar Electric Company, Inc.        1360479164  6/25/01  $      66.17
Graybar Electric Company, Inc.        1360502452   8/9/01  $   1,407.14

Williams Communication Solutions LLC    2189469   8/21/01  $   1,200.00
Williams Communication Solutions LLC    2189470   8/21/01  $  31,053.80

NetVersant of Austin                     AI314    7/25/01  $   9,799.35
NetVersant of Austin                     AI291    6/27/01  $  19,598.69

Global Data Systems, Inc.               1019976            $ 100,563.91
Global Data Systems, Inc.              1020026-A           $ 274,750.03

Time Trend Computers                    288136    6/29/01  $  37,134.00
Time Trend Computers                    288486    7/12/01  $     396.00
Time Trend Computers                    290297     9/6/01  $   1,095.00
                                                           ------------
                                                           $ 869,118.88

                                                  Lessee's Initials: /s/ LN

                                   EXHIBIT I
                              TO SCHEDULE NO. 001
                              DATED AS OF 3/18/02
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF FEBRUARY 25, 2002

             floating
               rate
payment     adjustment
number        factor
-------     ----------
   1          7.5119
   2          7.3837
   3          7.2553
   4          7.1267
   5          6.9978
   6          6.8757
   7          6.7464
   8          6.6167
   9          6.4939
  10          6.3637

  11          6.2333
  12          6.1097
  13          5.9859
  14          5.8236
  15          5.6610
  16          5.4982
  17          5.3352
  18          5.2100
  19          5.0464
  20          4.8825
  21          4.7566
  22          4.5922

  23          4.4275
  24          4.3007
  25          4.1737
  26          4.0556
  27          3.9373
  28          3.8188
  29          3.6999
  30          3.5715
  31          3.4521
  32          3.3324
  33          3.2031
  34          3.0829

  35          2.9624
  36          2.8323
  37          2.7019
  38          2.6090
  39          2.5158
  40          2.4223
  41          2.3285
  42          2.1967
  43          2.1024
  44          2.0077
  45          1.8750
  46          1.7798

  47          1.6843

  48          1.5507
  49          1.4168
  50          1.3204
  51          1.2237
  52          1.1267
  53          1.0294
  54          0.8940
  55          0.7961
  56          0.6978
  57          0.5615
  58          0.4627

  59          0.3635
  60          0.2263

      Rental Adjustment =

            (Basis Point Change in Index) times
            (Floating Rate Adjustment Factor) times
            (Original Equipment Cost) divided by 1,000,000

Initials: /s/ WSA                               /s/ Leslie Nolen
          -----------                           ----------------
          Lessor                                Lessee

                               EQUIPMENT SCHEDULE
                         (Fixed To Float One Month CPR)
                                SCHEDULE NO. 002
                               DATED THIS 3/18/02
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF FEBRUARY 25, 2002

LESSOR & MAILING ADDRESS :                   LESSEE & MAILING ADDRESS :
GENERAL ELECTRIC CAPITAL CORPORATION         TXU COMMUNICATIONS VENTURES COMPANY
16479 DALLAS PARKWAY #300                    300 DECKER DRIVE
ADDISON, TX 75001-2512                       IRVING, TX 75062

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

 NUMBER          CAPITALIZED
OF UNITS        LESSORS COST      MANUFACTURER    SERIAL NUMBER         MODEL AND TYPE OF EQUIPMENT
--------        ------------      ------------    -------------         ---------------------------
 1              $1,876,744.72                                      Furniture, Fixtures, and Equipment at TXU
                                                                   Communications Ventures Company's
                                                                   Headquarters at: 300 Decker Dr., Irving,
                                                                   Texas 75062 per the attached Exhibit A.

Equipment immediately listed above is located at: 300 Decker Drive, Irving, Dallas County, TX 75062

B.    FINANCIAL TERMS

   1.   Advance Rent (if any):                              NOT APPLICABLE

   2.   Capitalized Lessor's Cost:                          $1,876,744.72

   3.   Basic Term (No. of Months):                         30 MONTHS

   4.   Basic Term Lease Rate Factor and  Rental Number:    0.01762779

   5.   Basic Term Commencement Date:                       April 1, 2002

   6.   Lessee Federal Tax ID No.:                          752893917

   7.   Last Delivery Date:                                 April 1, 2002

   8.   Daily Lease Rate Factor:                            0.00058759

   9. First Termination Date: TWENTY-FOUR (24) months after the Basic Term Commencement Date.

   10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on March 31, 2002.

   11. Unadjusted Basic Term Rent. Commencing on April 1, 2002 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Unadjusted Basic Term Rent") as adjusted pursuant to Section B(15) below, the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

   12.  Base Index Rate: 1.74

   13. Index Rate: A variable per annum interest rate ("Current Index") which, except for purposes of Section 17 hereof, shall be equal to a per annum interest rate as stated in the Federal Reserve Statistical Release H.15
        (519) for 1-Month Commercial Paper under the column indicating an average monthly rate. The Current Index shall be the average monthly rate for the second calendar month preceding the calendar month in which the applicable Adjustment Period commences. For purposes of Section 17 hereof, "Current Index" shall be a per annum interest rate as stated in the Federal Reserve Statistical Release H.15 (519) for U.S. Government Securities, Treasury Constant Maturities for a term that most closely approximates the remainder of the Basic Term as of the Rent Payment Date on which the first installment of fixed Rent calculated under Section 17 shall become due. If, for any reason whatsoever, the Current Index is not published, the Current Index, except for purposes of Section 179 hereof, shall instead be equal to the latest commercial paper rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000, as indicated in the "MONEY RATES" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the rental payment being adjusted is due and payable and, for purposes of Section 17 hereof, shall be equal to the simple average of all asked yields for Government Bonds and Notes with scheduled maturities that most closely approximates the remainder of the Basic Term as of the Rent Payment Date on which the first installment of fixed Rent calculated under
     Section 17 shall become due, as indicated in the "Treasury Bonds, Notes & Bills" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the rental payment being adjusted is due and payable.

14. Adjustment Period: Shall mean a monthly period, the first of which shall commence on, and include, the third monthly anniversary of the Basic Term Commencement Date and continue to, but not include, the same date of the next succeeding calendar month. Each subsequent Adjustment Period shall commence on, and include, the date immediately following the expiration of the prior Adjustment Period and continue to, but not include, the same date of the next succeeding calendar month. If Lessee exercises its option pursuant to Section 17 hereof, "Adjustment Period" as used in Section 17 shall also mean the remainder of the Basic Term.

15. Calculation of the Unadjusted Basic Term Rent: The calculation of the Unadjusted Basic Term Rent (as defined below) is based on an assumption that the Index Rate in effect from time to time throughout the Basic Term would be equal to the Base Index Rate.

16. Adjustment for the Basic Term: From the Basic Term Commencement Date through and including June 1, 2002 (that date and the same date of each subsequent calendar month being a "Conversion Date"), Lessee shall pay as rent the Unadjusted Basic Term Rent (as defined above). From each Conversion Date through and including each date of payment, the Unadjusted Basic Term Rent (as defined below) shall be adjusted once each calendar month beginning with the Conversion Date applicable to that calendar month, and such adjustment shall be effective during the adjustment period ("Adjustment Period") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the Conversion Date and shall continue through the same day of the next succeeding calendar month. The adjustment to the Unadjusted Basic Term Rent ("Adjustment Amount") shall be calculated by multiplying the respective Basis Point increase or decrease (rounded up to the nearest whole number of a basis point, when necessary) between the Base Index Rate and the Index Rate for each Adjustment Period by the applicable adjustment factor set forth on Exhibit 1 attached hereto and multiplying the product by a fraction equal to the Capitalized Lessor's Cost divided by one million. The resulting Adjustment Amount shall then be added or subtracted, as the case may be, to the Unadjusted Basic Term Rent.

17. Option to Fix Variable Rent. At any time from and after the first Adjustment Period, Lessee may, upon the giving of written notice to Lessor, deliver notice of Lessee's intention to elect to fix the monthly Rent for the remainder of the Basic Term. Within ten (10) days after its receipt of such notice, Lessor shall provide Lessee with a proposed Amendment to this Schedule that adjusts each percentage used to calculate the amount of the Purchase Option and Cancellation Option, respectively. If Lessee returns to Lessor a properly executed original of the Amendment, monthly Rent shall be fixed for the remainder of the Basic Term, commencing on the first Rent Payment Date occurring 30 days after Lessor's receipt of the executed Amendment. The fixed Rent shall be calculated by multiplying the respective basis point increase or decrease (rounded up to the nearest whole number of a basis point, when necessary) between the Current Index and the Base Index for each Adjustment Period times (ii) the applicable adjustment factor set forth in the attached table, times (iii) a fraction in respect of which the Capitalized Lessor's Cost is the numerator and one million is the denominator and the resulting amount shall then be added or subtracted, as the case may be, to the Fixed Rent.

18. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on October 1, 2004 (the "Secondary Term Commencement Date") and on the same day of each month thereafter (each, a "Rent Payment Date") for 30 months (the "Secondary Term"), Lessee shall pay as rent ("Secondary Term Rent") the product of 0.01762779 (the "Secondary Term Lease Rate Factor") times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C.   TAX BENEFITS     Depreciation Deductions:

     1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

     2. Recovery Period: 7 YEARS.

     3. Basis: 100% of Capitalized Lessors Cost.

D.   PROPERTY TAX

     APPLICABLE TO EQUIPMENT LOCATED IN IRVING, TX: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

     Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.   ARTICLE 2A NOTICE

     IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS TXU COMMUNICATIONS VENTURES COMPANY (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.   STIPULATED LOSS AND TERMINATION VALUE TABLE*

              Termination     Stipulated                   Termination    Stipulated
Rental          Value         Loss Value                      Value       Loss Value
Basic         Percentage      Percentage        Rental     Percentage     Percentage
-----         -----------     ----------        -----      -----------    ----------
   1            105.413         105.571           31          62.006        67.085
   2            104.057         104.379           32          60.467        65.710
   3            102.695         103.182           33          58.922        64.329
   4            101.328         101.979           34          57.370        62.942
   5             99.955         100.770           35          55.813        61.548
   6             98.576          99.555           36          54.249        60.148
   7             97.191          98.334           37          52.679        58.742
   8             95.801          97.107           38          51.102        57.330
   9             94.404          95.875           39          49.519        55.911
  10             93.001          94.636           40          47.930        54.486
  11             91.593          93.392           41          46.334        53.054
  12             90.178          92.141           42          44.732        51.616
  13             88.757          90.884           43          43.124        50.171
  14             87.328          89.619           44          41.509        48.720
  15             85.893          88.348           45          39.887        47.263
  16             84.450          87.069           46          38.259        45.799
  17             83.000          85.783           47          36.624        44.328
  18             81.544          84.491           48          34.983        42.851
  19             80.080          83.191           49          33.335        41.367
  20             78.609          81.884           50          31.680        39.876
  21             77.131          80.570           51          30.019        38.379
  22             75.647          79.250           52          28.351        36.875
  23             74.154          77.922           53          26.676        35.364
  24             72.656          76.587           54          24.995        33.847
  25             71.151          75.246           55          23.307        32.323
  26             69.639          73.899           56          21.612        30.792
  27             68.122          72.545           57          19.910        29.254
  28             66.599          71.186           58          18.201        27.709
  29             65.070          69.821           59          16.485        26.157
  30             63.538          68.454           60          14.763        24.599

     *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.   MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

     For purposes of this Schedule only, the Agreement is amended as follows:

1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

      b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

      The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

3.    BILL OF SALE

      Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

4.    ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

5.    EQUIPMENT SPECIFIC PROVISIONS

      RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

      (a) at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination: (i) ensure Equipment has been maintained, and is operating, within manufacturer's specifications; and; (ii) cause manufacturer's representative or other qualified maintenance provider, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and provide a full inspection report to Lessor, and that there shall be no missing screws, bolts, fasteners, etc.; the furniture will be free from all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners, and locks will be in good working condition to include keys; and there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves; (iii) if during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy them per the Lease Agreement and provide a follow-up inspection to verify the Equipment meets the return provisions.

      (b) Upon lease termination, Lessee shall (i) have the manufacturer's representative or other person acceptable to Lessor de-install all Equipment including all wire, cable, and mounting hardware; (ii) if applicable, ensure all necessary permits and labor are obtained to deliver the Equipment; (iii) the Equipment shall be packed properly and in accordance to the manufacturer's recommendations; (iv) the Lessee shall provide for the transportation of the

      Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) at Lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's business operations, or
      (2) Lessee shall provide free safe storage for the Equipment for a period not to exceed sixty (60) days from the Lease expiration.

      (c) Lessee shall no later than ninety (90) days prior to the expiration or other termination of the Lease provide:

            (i) a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all internal circuit boards, module boards, and software features;

            (ii) a complete and current set of all manuals, equipment configuration, setup and operation diagrams, maintenance records and other data that may be reasonably requested by Lessor concerning the configuration and operation of the Equipment; and

            (iii) a certification of the manufacturer or of a maintenance provider acceptable to Lessor that the Equipment (1) has been tested and is operating in accordance with manufacturers specifications (together with a report detailing the condition of the Equipment), the results of such test(s) and inspection(s) and all repairs that were performed as a result of such test(s) and inspection(s) and (2) that the Equipment qualifies for the manufacturers used equipment maintenance program.

      (d) Upon the request of Lessor, Lessee shall, no later than sixty (60) days prior to the expiration or other termination of the Lease, make the Equipment available for on-site operational inspection by persons designated by the Lessor who shall be duly qualified to inspect the Equipment in its operational environment.

      (e) All Equipment shall be cleaned and treated with respect to rust, corrosion and appearance in accordance with manufacturers recommendations and consistent with the best practices of dealers in used equipment similar to the Equipment; shall have no Lessee installed markings or labels which are not necessary for the operation, maintenance or repair of the Equipment; and shall be in compliance with all applicable governmental laws, rules and regulations.

      (f) Without limitation, all internal fluids will either be drained and disposed of or filled and secured in accordance with manufacturers recommendations and applicable governmental laws, rules and regulations.

   The MAINTENANCE Section of the Lease is amended by adding the following as the third sentence in subsection (a):

   Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

   Each reference contained in this Agreement to:

      (a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

      (b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

      (c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

      (d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

      (e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

      (f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

      (g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

      (h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

      Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

The provisions of (his Schedule shall survive any expiration or termination of the Lease and shall be enforceable by lessor, its successors and assigns.

6.    LEASE TERM OPTIONS

      END OF BASIC TERM OPTIONS

      At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated. Lessee shall exercise one of the following options:

      (1) EXTENSION OPTION. Lessee may extend the Lease beyond the Basic Term Expiration Date with respect to all (but not less than all) of the Equipment covered by this Schedule through the Secondary Term set forth in this Schedule and Lessee shall pay Secondary Term Rent as set forth in this Schedule.

      (2) PURCHASE OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the greater of (A) SIXTY-TWO AND 006/1000 percent (62.006%) of the Capitalized Lessor's Cost (plus all applicable sales taxes) or (B) the then Fair Market Value (as such term is defined in the PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment (plus all applicable sales taxes); provided that, Lessee shall concurrently exercise its Purchase Option under account number 4130883-001. On the Basic Term Expiration Date, Lessor shall receive in cash the full purchase price (plus all applicable sales taxes) together with any rent or other sums then due under the Lease on such date. Lessee shall be deemed to have waived its purchase option if it fails to (a) timely provide Lessor with the required written notice of its election to exercise the same or (b) provide Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal).

                                                            Initial: /s/ LN

            (a) If Lessee exercises its Purchase Option with respect to the Equipment leased hereunder, then on the Basic Term Expiration Date, and provided that no default has occurred and is continuing under the Lease or any other agreement between Lessee and Lessor, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Basic Term Expiration Date and Lessee shall purchase the Equipment and pay the greater of (A) SIXTY-TWO AND 006/1000 percent (62.006%) of the Capitalized Lessor's Cost (plus all applicable sales taxes) or (B) the then Fair Market Value of the Equipment (plus all applicable sales taxes) by either:

                  (i) financing the applicable Purchase Option plus all applicable sales taxes (collectively, the "Amount Financed") with Lessor at the fixed rate per annum simple interest set out below, payable in the number of installments set out below and on the terms set out in subsection (c) below:

                  Number of Payments: 30 scheduled monthly installments, payable in arrears

                  Fixed, per annum simple interest rate: SEVEN AND 88/100 (7.88%) percent (the "Purchase Option Financing Rate"), or

                  (ii) paying cash to Lessor equal to the Amount Financed plus a prepayment premium equal to one percent (1%) of Purchase Option price.

            (b) If Lessee elects to purchase the Equipment by financing the Amount Financed, THE AMOUNT FINANCED SHALL BE PAID TO LESSOR. TOGETHER WITH INTEREST THEREON AT THE PURCHASE OPTION FINANCING RATE SET FORTH ABOVE IN CONSECUTIVE EQUAL MONTHLY INSTALLMENTS OF PRINCIPAL AND INTEREST, EXCEPT THAT THE FINAL INSTALLMENT SHALL BE EQUAL TO THE TOTAL OUTSTANDING PRINCIPAL AND INTEREST THEN DUE AND UNPAID. The first such installment shall be due exactly one (1) month from the Purchase Option date and such installments shall continue on the same day of each month thereafter. All payments shall be applied first to interest and then to principal. The acceptance by Lessor of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lessor's right to receive payment in full at such time or at any subsequent time. Interest shall be calculated on the basis of a three hundred sixty (360) day year. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. It is the intension of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that notwithstanding anything to the contrary contained herein, in no event shall any provision contained herein require or permit interest in excess of the maximum amount permitted by applicable law to be paid. If necessary to give effect to these provisions, Lessor will, at its option, in accordance with applicable law, either refund any amount to Lessee to the extent that it was in excess of that allowed by applicable law or credit such excess amount against the then unpaid principal.

            (c)   SECURITY AGREEMENT.

            In the event Lessee exercises its Purchase Option and elects to purchase the Equipment by financing the Purchase Option price, then:

                  (i) To secure payment of the Amount Financed and the interest thereon and any penalties, charges or attorneys' fees arising or incurred following default hereunder and to secure any and all other obligations of the Lessee to the Lessor, whether existing on or arising after the date of Lessee's exercise of its Purchase Option, Lessee hereby grants, assigns, transfers, pledges, conveys and mortgages to Lessor all of Lessee's interest in and to the Equipment and all attachments, accessions and additions thereto, substitutions and accessories therefor and replacements and proceeds (including insurance proceeds) thereof (all of which are referred to herein as the "Collateral") including Collateral added or arising after the Purchase Option date. The terms "Lessor" and "Lessee" have been used in this FAIR MARKET VALUE PURCHASE OPTION Section ("this Section") for consistency of reference. However, upon exercise of its Purchase Option, Lessee shall be a "debtor" and Lessor a "secured party" as those terms are used under the Uniform Commercial Code. This Agreement and the Schedule shall continue to be referred to as the "Lease".

                  (ii) All provisions of this Lease shall survive and continue to remain in full force and effect until all indebtedness secured hereby is paid in full except the following Sections of the Lease: (i) TERM, RENT AND PAYMENT; (ii) RENT
                  ADJUSTMENT: (iii) EARLY TERMINATION, and (iv) PURCHASE OPTION.

                  (iii) Except for the security interest granted under this Section, LESSEE WARRANTS THAT THE COLLATERAL WILL REMAIN FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF EVERY KIND, NATURE AND DESCRIPTION AND THAT LESSEE SHALL REMAIN THE SOLE AND LAWFUL OWNER AND IN POSSESSION OF THE COLLATERAL UNTIL ALL OBLIGATIONS OF LESSEE TO LESSOR HEREUNDER HAVE BEEN FULLY PERFORMED. Lessee will warrant and defend the Collateral against all claims by all persons.

                  (iv) The STIPULATED LOSS VALUE Section subsection (i) of this Agreement is amended in its entirety to read: "the portion of the principal balance outstanding as of the Payment Date that is attributable to the affected unit based upon the Capitalized Lessor's Cost of such unit relative to the Capitalized Lessor's Cost of all the units of Equipment, plus all interest accrued on such portion as of the Payment Date.

                  (v) Upon request of Lessor from time to time, Lessee shall do everything necessary or expedient to preserve and perfect the security interest granted herein and its priority, including without limitation obtaining and delivering to Lessor, if applicable: (A) a certificate of title showing the lien of Lessor with respect to the Collateral and/or (B) landlord and mortgagee waivers satisfactory to Lessor. Lessor is hereby granted power to sign Lessee's name and on behalf of Lessee to execute and file applications for title, transfer of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. To the extent allowed by applicable law, Lessee waives all homestead and other property exemption laws. On and after Lessee's exercise of its Purchase Option, Lessor may at any reasonable time examine the books and records of the Lessee and make copies thereof..

                  (vi) Lessee acknowledges receipt of a true copy of the Lease, and waives acceptance hereof.

                  (vii) If any installment or other amount due under this
                  Section is not paid within ten (10) days after its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of said installment, but not exceeding the maximum lawful charges. If (A) Lessee fails to make payment of any amount due pursuant to this Section within ten (10) days after the same becomes due and payable; or (B) Lessee is in default under, or fails to perform under any other term or condition contained in the Lease, then the entire principal sum remaining unpaid under this Section, together with all accrued interest thereon and any other sum payable under this Lease, at the election of Lessor, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment). Lessee may prepay in full (but not in part) its entire indebtedness under this Section, at any time upon the payment of all amounts due and a prepayment premium equal to one percent (1%) of the original Amount Financed.

                  (viii) The provisions of this Section shall survive any termination of the Lease caused by Lessee's exercise of its Purchase Option. Lessor and any assignee of Lessor may assign its rights and interests, in whole or in part, under this Section.

      (3) CANCELLATION OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date (the "Notice Date"), Lessee may cancel the Agreement (the "Cancellation Option") with respect to all (but not less than all) of the Equipment on this Schedule: provided that, Lessee shall concurrently exercise its Cancellation Option under Schedule 001 hereof and its Termination Option under account number 4130883-001. If all of the terms and conditions of this Section are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same.

                                                            Initial: /s/ LN

            (a)   Prior to the Basic Term Expiration Date, Lessee shall

                  (i) pay to Lessor, as additional rent. FORTY-SEVEN AND 327/1000 percent (47.327%) of the Capitalized Lessor's Cost of the Equipment, plus all rent and all other sums due and unpaid as of the Basic Term Expiration Date (including, but not limited to, any rent payment due and payable on the Basic Term Expiration Date and any sales taxes and property taxes); and

                  (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to such Basic Term Expiration Date.

            (b) From the applicable Notice Date through the Basic Term Expiration Date, Lessee shall:

                  (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

                  (ii) make the equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Basic Term Expiration Date.

            (c) Lessee shall, from the Basic Term Expiration Date through the earlier of the date the Equipment is sold by Lessor to a third party or thirty (30) days following the Basic Term Expiration Date, comply with the following terms and conditions:

                  (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

                  (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

            (d) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in nor any claim upon any of such proceeds.

   END OF SECONDARY TERM OPTIONS

      The PURCHASE OPTION Section subsection (a) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

      (a) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Secondary Term upon at least one hundred eighty (180) days but not more than two hundred seventy (270) days written notice to Lessor prior to the end of the Secondary Term, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

           COMPANY NAME                         ADDRESS                 AMOUNT
----------------------------------------------------------------------------------
TXU Communications Ventures Company       300 Decker Dr.            $ 1,706,738.36
                                          Irving, TX 75062

Furniture Service Group, Inc.             via wire transfer to:     $    81,262.76
                                          Bank of Oklahoma
                                          Tulsa, OK
                                          ABA No.  103900036
                                          Acct. No. 209907746

Wilson Office Interiors                   via wire transfer         $    88,743.60

Total:                                                              $ 1,876,744.72

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

  IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      TXU COMMUNICATIONS VENTURES COMPANY

By:    /s/ William S. Anderson            By:    /s/ Leslie Nolen
       -----------------------                   -------------------------------
Name:  WILLIAM S. ANDERSON                Name:  Leslie Nolen

Title: RISK ANALYST                       Title: Vice President - Finance and
                                                 Administration

                                    Exhibit A
                                       to
                           Equipment Schedule No. 002
                                     dated
                                 March 18, 2002

                                             Invoice
           Vendor               Invoice #      Date              Amount
------------------------------------------------------------------------
Affordable Audio-Visual           1114       8/30/01    $   28,352.84

AV Marketplace                   539332      9/20/01    $    2,999.00

Archoustics West                JA-1044-A    8/30/01    $   26,638.15
                                JA-1045-B    9/18/01    $   20,825.00

Global Alarm Systems              69255      9/11/01    $   17,833.00
                                  69256      9/21/01    $   39,873.89
                                  69258      9/21/01    $   44,258.01
                                  69259      9/21/01    $   13,017.06
                                  69261      9/24/01    $    3,520.19

Pitney Bowes                     410472       7/3/01    $   12,004.87

Wilson Office Interiors           92724      8/30/01    $  163,733.10
                                  93717      9/28/01    $   46,271.35
Furniture Services Group,
Inc.                            85000093      8/2/01    $    2,409.78
                                85000094      8/3/01    $  524,261.53
                                85000095      8/3/01    $  630,456.11
                                85000106     8/16/01    $    6,947.52
                                85000107     8/16/01    $    1,868.84
                                85000110     8/16/01    $    8,180.00
                                85000111     8/17/01    $   14,128.30
                                85000112     8/17/01    $   31,740.10
                                85000113     8/23/01    $   56,569.61
                                85000150     9/20/01    $    6,834.00

Wilson Office Interiors           94104      10/09/01   $   14,344.88
                                  94230      10/15/01   $    8,045.08
                                  93941      10/05/01   $    5,486.94
                                  95016      11/06/01   $   38,064.49
                                  95068      11/08/01   $    9,022.48
                                  95597      11/29/01   $   13,779.73

Claerhout Associates, Inc.       5318-1      11/16/01   $   10,825.00

Furniture Services Group        85000172     10/04/01   $      804.00
                                85000187     10/24/01   $       59.40
                                85420984     10/25/01   $    2,394.82
                                85000196     10/25/01   $    1,362.49
                                85000192     10/24/01   $      705.00
                                85000202     10/30/01   $    4,833.46
                                85000203     10/30/01   $    3,325.00
                                85000204     10/30/01   $    6,532.00
                                85000209     11/02/01   $   17,441.56
                                85000210     11/06/01   $    2,233.44
                                85000215     11/8/01    $    4,207.00
                                85000216     11/8/01    $    7,040.63
                                85000226     11/15/01   $   10,384.25
                                85000232     11/28/01   $      875.00
                                85000233     11/28/01   $    3,205.35
                                85000234     11/28/01   %    7,139.09
                                85000246     12/13/01   $    1,911.38
                                                        -------------
                                                        $1,876,744.72

                                  Page 1 of 1     Lessee's Initials: /s/ LN

                                    EXHIBIT I
                               TO SCHEDULE NO. 002
                               DATED AS OF 3/18/02
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF FEBRUARY 25, 2002

                  floating
                    rate
payment          adjustment
number             factor
   1                 7.5178
   2                 7.4151
   3                 7.3121
   4                 7.2089
   5                 7.1054
   6                 6.9906
   7                 6.8866
   8                 6.7824
   9                 6.6668
  10                 6.5620

  11                 6.4571
  12                 6.3407
  13                 6.2240
  14                 6.0932
  15                 5.9622
  16                 5.8309
  17                 5.6993
  18                 5.5814
  19                 5.4493
  20                 5.3169
  21                 5.1982
  22                 5.0653

  23                 4.9321
  24                 4.8125
  25                 4.6927
  26                 4.5847
  27                 4.4764
  28                 4.3678
  29                 4.2589
  30                 4.1377
  31                 4.0283
  32                 3.9186
  33                 3.7966
  34                 3.6863

  35                 3.5758
  36                 3.4529
  37                 3.3297
  38                 3.2368
  39                 3.1437
  40                 3.0503
  41                 2.9565
  42                 2.8319
  43                 2.7376
  44                 2.6430
  45                 2.5175
  46                 2.4223

  47                 2.3268

48                 2.2004
49                 2.0737
50                 1.9906
51                 1.9071
52                 1.8234
53                 1.7393
54                 1.6111
55                 1.5265
56                 1.4415
57                 1.3124
58                 1.2268

59                 1.1409
60                 1.0108

Rental Adjustment =
      (Basis Point Change in Index) times
      (Floating Rate Adjustment Factor) times
      (Original Equipment Cost) divided by
      1,000,000

Initials: /s/     WSA                   /s/      LN
          -----------                   -----------
          Lessor                        Lessee